SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Deutsche High Income Opportunities Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

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CONDITIONAL TENDER OFFER PLANNED FOR SHARES OF DEUTSCHE HIGH INCOME
OPPS FUND

NEW YORK, May 27, 2015 -- Bulldog Investors General Partnership ("BIGP") announced today that, subject to certain conditions, it intends to commence a tender offer to purchase common shares of Deutsche High Income Opportunities Fund (NYSE: DHG - News) (the "Fund") for cash approximately thirty days after the annual stockholder meeting of the Fund. The conditions are: (1) the election of the nominees of Full Value Partners, a general partner of BIGP, as directors of the Fund, (2) stockholder approval of a non-binding proposal that the Fund's Board authorize a self-tender offer for all shares of the Fund, and (3) failure of the Board to authorize such a self-tender offer within thirty days of the annual meeting.

The terms of BIGP's conditional tender offer have not been determined although the price is expected to be higher than the market price of the Fund's shares at the expiration of the tender offer. The purpose of the tender offer is to thank stockholders of the Fund for their support by providing an opportunity for them to promptly sell a portion of their shares at a premium to the market price.

This announcement is not an offer to purchase shares of the Fund.
If the aforementioned conditions are met, BIGP's conditional tender offer (the "Offer") will be made through an Offer to Purchase, related Letter of Transmittal and other related materials. All of these documents will contain important information about the Offer and stockholders of the Fund are urged to read them carefully before any decision is made with respect to the Offer. Stockholders of the Fund will be able to obtain a free copy of each of these documents (if and when they become available) at a website maintained by BIGP at www.bulldoginvestorstenderoffer.com or by contacting BIGP by Email at info@bulldoginvestors.com or telephone at (201) 556-0092. BIGP will promptly deliver such documents to any requesting shareholder of the Fund (by U.S. mail or Email, as requested). These documents will also be available at no charge at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

Contact:
Tom Antonucci
Bulldog Investors
(201) 556-0092





PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF DEUTSCHE HIGH INCOME OPPORTUNITIES FUND FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Deutsche High Income Opportunities Fund Inc. (the "Fund") of record as of July --, 2015. We are soliciting a proxy to vote your shares at the 2015 Annual Meeting of Shareholders (the "Meeting") which is scheduled for September --, 2015. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about July --, 2015.

INTRODUCTION

The Board of Directors has determined to present one matter to be voted upon at the Meeting: the election of three directors. A shareholder affiliated with us intends to present a non-binding proposal recommending that the board authorize a self-tender offer for the common shares of the Fund at or close to net asset value ("NAV"). We are soliciting a proxy to vote your shares FOR the election of the nominees named below and FOR the shareholder proposal.

REASONS FOR THE SOLICITATION

The Fund's long-term performance has been disappointing. From inception in September 2006 through the end of 2014, the share price return has been -1.32% per year. Also, the Fund's shares have traded at a double-digit discount to NAV in every month since July 2013. Consequently, we believe shareholders should have an opportunity to realize a price much closer to NAV for their shares. Toward that end, we are seeking to present the aforementioned proposal and to elect directors who are committed to addressing the Fund's discount.

HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the nominees named below and FOR the shareholder proposal. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum for the transaction of business by the shareholders at the Meeting is a majority of the shares outstanding on the record date and entitled to vote. The election of a director requires the affirmative vote of a majority of the shares outstanding and entitled to vote. The shareholder proposal will be approved if a majority of the votes cast vote for it. An abstention or a broker non-vote is not a vote cast and thus will have no effect on the election of directors or on whether the shareholder proposal is approved. Moreover, since this is a contested solicitation, we do not expect any broker non-votes.

REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to us; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

The board is comprised of eleven directors, of which three will be elected at the Meeting. Our affiliate intends to nominate the three persons named below. Each of our nominees has consented to being named in this proxy statement and to serve as a director if elected. There are no arrangements or understandings between Bulldog Investors or any of its affiliates and any nominee in connection with the nominations. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Gerald Hellerman (born 1937); 5431 NW 21st Avenue, Boca Raton, FL 33496 -
Mr. Hellerman owned and served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, from 1993 to 2013. Mr. Hellerman is a director and chairman of the audit committee of Imperial Holdings, a director and chairman of the Audit Committee of MVC Capital, a director, chief compliance officer of the Mexico Equity and Income Fund and Special Opportunities Fund, Inc., and a director for Ironsides Partners Opportunity Offshore Fund. Mr. Hellerman also served as a financial analyst and later as a branch chief with the U.S. Securities & Exchange Commission over a ten-year period, as Special Financial Advisor to the U.S. Senate Subcommittee on Antitrust and Monopoly for four years, and as the Chief Financial Analyst of the Antitrust Division of the U.S. Department of Justice for 17 years.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663 -- Mr. Dakos is a member of Bulldog Investors, LLC, the investment adviser of Special Opportunities Fund, Inc. and the investment partnerships comprising the Bulldog Investors group of private funds. He also is a manager of Kimball & Winthrop, LLC, the managing general partner of Bulldog Investors General Partnership, since 2012. From 2001-2012, Mr. Dakos was a member of the general partners of several private funds in the Bulldog Investors group of private funds and in 2012 became a member of Bulldog Holdings, LLC which became the sole owner of such general partners. Mr. Dakos has been a director of Special Opportunities Fund, Inc., a closed-end fund, since 2009, and the Mexico Equity and Income Fund, Inc., a closed-end fund, since 2001. He has also been a director of Imperial Holdings, Inc., a specialty finance company, since 2012, and Brantley Capital Corporation, a business development company, intermittently from 2005-2013. From 2009-2012 he served as Chief Compliance Officer of Bulldog Investors, LLC.

Richard Cohen (born 1954); Lowey Dannenberg Cohen & Hart, P.C., One North Broadway, 5th Floor, White Plains, New York 10601-2310 - Since 1998, Mr. Cohen has been employed as a lawyer by Lowey Dannenberg Cohen & Hart, P.C., a law firm that represents investors and directors in public companies, including closed-end funds. He has been a Director of Lowey Dannenberg since 2005, served as its President from 2008-2014 and became the Chairman in 2015. He served as a Director, and was on the audit, compensation and nominating committee of, MGT Capital Corporation from 2011-2012. Mr. Cohen has represented institutional investors in a number of stockholder voting rights and corporate governance cases, and has advised boards of directors of public companies for more than 30 years.

None of our nominees is an interested person of the Fund and none owns any shares of the Fund.

Unless instructions to the contrary are given, your proxy will be voted in favor of each of the aforementioned nominees.

PROPOSAL 2: THE SHAREHOLDERS RECOMMEND THAT THE BOARD AUTHORIZE A SELF-TENDER OFFER FOR THE COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE ("NAV").

Adoption of this non-binding proposal will direct the board to consider authorizing a self-tender offer for the Fund's common shares at or close to NAV. However, the board has the sole power to authorize any self-tender offer and to establish its parameters.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $70,000.

PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, is the soliciting stockholder and as of July --, 2015 beneficially owns --------- shares on behalf of clients which were purchased at various times beginning on August 28, 2013. No "participant" has any direct or indirect arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, the nominees designated above, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

July -- 2015











PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE BOARD OF DIRECTORS OF DEUTSCHE HIGH INCOME OPPORTUNITIES FUND (THE "FUND") FOR THE FUND'S 2015 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF THREE DIRECTORS

[  ] FOR GERALD HELLERMAN 			[  ] WITHHOLD AUTHORITY

[  ] FOR RICHARD COHEN 			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

2. THE SHAREHOLDERS RECOMMEND THAT THE BOARD AUTHORIZE A SELF-TENDER OFFER FOR THE COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE.

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated July --, 2015 of Bulldog Investors and revokes any proxy previously executed.




Signature(s) ___________________________________  	Dated: _______________